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                                AMENDMENT NO. 2 TO THE
                                   NOBLE AFFILIATES
                            THRIFT AND PROFIT SHARING PLAN


    Pursuant to the provisions of Section 8.1 thereof, the Noble Affiliates Thrift and Profit Sharing Plan, as amended and restated effective as of January 1, 1994 (the "Plan"), is hereby amended in the following respects only:

    FIRST: Section 2.1 of the Plan is hereby amended by restatement in its entirety to read as follows:

         Section 2.1 ELIGIBILITY. Each Covered Employee who is a participant in the Previous Plan on December 31, 1993, shall be eligible to participate in this Plan as of January 1, 1994. Each other Covered Employee shall be eligible to participate in this Plan on the first day of any calendar month coinciding with or following (i) his or her Employment Date if that Employment Date is on or after September 1, 1996, or (ii) if not, the earlier of September 1, 1996, or the anniversary of his or her Employment Date as of which he or she has completed a Year of Eligibility Service. However, if such person is not a Covered Employee on the first day he or she is otherwise eligible to participate but is subsequently reemployed as a Covered Employee, then such person shall be eligible to participate in this Plan as of the date of such reemployment. If a Participant ceases to be a Covered Employee, such Participant shall remain a Participant under this Plan but no contributions shall be made to the Plan on his or her behalf while he or she is not a Covered Employee.

    SECOND: Section 3.2 of the Plan is hereby amended by restatement in its entirety to read as follows:

         Section 3.2 MATCHING CONTRIBUTIONS. In addition to the contributions made pursuant to Section 3.1, for each pay period commencing after August 31, 1996, an Employer shall make a Matching Contribution to the Plan for each Participant in the following amount:

              (a) for each Participant having less than a 10-year Period of Service at the end of such pay period, an amount equal to 70% of the portion of the Pre-Tax Contribution made by such Employer on behalf of such Participant for such period which does not exceed 6% of his or her Basic Compensation for such period; and


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              (b)  for each Participant having a 10-year or more Period of
         Service at the end of such pay period, an amount equal to 100% of the portion of the Pre-Tax Contribution made by such Employer on behalf of such Participant for such period which does not exceed 6% of his or her Basic Compensation for such period.

    IN WITNESS WHEREOF, this Amendment has been executed this 29th day of July, 1996, to be effective as of September 1, 1996.

                                  NOBLE AFFILIATES, INC.



                                  By: /S/ ROBERT KELLEY
                                      ---------------------------------------
                                    Name:   Robert Kelley
                                    Title:  President and Chief Executive
                                            Office